Exhibit 12.1

                     Specialty Foods Acquisition Corporation
                Computation of Ratio of Earnings to Fixed Charges
                          (in millions, except ratios)

                                                         1994         1995         1996         1997         1998       March 1999
                                                         ----         ----         ----         ----         ----       ----------
Earnings:
   Pre-Tax Income (loss) from continuing operations .    (95.4)      (244.1)      (324.7)      (111.9)      (106.6)       (36.4)
   Add:
   Goodwill write-down ..............................      0.0        156.8        203.3          0.0          0.0          0.0

   Fixed Charged ....................................    120.6        132.8        138.2        142.8        147.3         38.0
                                                        ------       ------       ------       ------       ------       ------
Earnings as adjusted (A) ............................     25.2         45.5         16.8         30.9         40.7          1.6
                                                        ------       ------       ------       ------       ------       ------

Fixed charges:
   Interest Expense .................................    105.6        120.9        126.4        130.1        131.5         34.0
   Amortization of deferred debt issuance costs .....     10.9          7.5          6.1          6.1         10.1          2.9

   estimate of interest within rental expense .......      4.1          4.4          5.7          6.6          5.7          1.1
                                                        ------       ------       ------       ------       ------       ------
Fixed charges as adjusted (B) .......................    120.6        132.8        138.2        142.8        147.3         38.1
                                                        ------       ------       ------       ------       ------       ------

Ratio of earnings to fixed charges (A) divided by (B)     0.21(1)      0.34(1)      0.12(1)      0.22(1)      0.28(1)      0.04(1)
                                                        ------       ------       ------       ------       ------       ------

(1) deficiency ......................................    (95.4)       (87.3)      (121.4)      (111.9)      (106.6)       (36.4)
                                                        ------       ------       ------       ------       ------       ------